UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24th, 2015

FREEDOM LEAF INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190067	46-2093679
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

848 N. Rainbow Blvd #3352

Las Vegas, Nevada 89107

(Address of principal executive offices and Zip Code)

(702) 499-6022

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 24th, 2015, FINRA granted final approval of Change of Name & Ticker Symbol of the Corporation from Arkadia International to FREEDOM LEAF INC., with the new Ticker Symbol of “FRLF”. Additionally FINRA approved a 12:1 forward split of the company’s shares, bringing the current Total Issued & Outstanding shares to 90,000,000. Said approval was predicated upon FREEDOM LEAF INC.’s (the “Registrant’s”) filing of Articles of Merger with Arkadia International with the Nevada Secretary of State on November 6th, 2014. Under the laws of the State of Nevada, FREEDOM LEAF INC. was merged with and into the Registrant, with the Registrant being the surviving entity. The Merger was completed under Section 92A.180 of the Nevada Revised Statutes, Chapter 92A, as amended, and as such, does not require the approval of the stockholders of either the Registrant or FREEDOM LEAF INC. As a result of the Merger, the Articles of Incorporation of the Registrant has been Amended to change the name of the Registrant to FREEDOM LEAF INC. A copy of the Articles of Merger is attached to this Current Report as Exhibit 99.1.

ITEM 9.01 EXHIBITS

(d) Exhibits.

Exhibit #	Description

99.1	Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015

Freedom Leaf, Inc.

By:	/s/ Richard C. Cowan
Richard C. Cowan CEO